UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 24, 2016

CANNASYS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54476	88-0367706
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

1350 17th Street, Suite 150
Denver, Colorado		80202
(Address of principal executive offices)		(Zip code)

Registrant's telephone number, including area code:		Phone: (720) 420-1290

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 9, 2016, CannaSys, Inc., entered into an Amendment to the 10% Convertible Note (the "Note") and Securities Purchase Agreement (the "SPA") with EMA Financial, LLC, a Delaware limited liability company ("EMA"), to amend the terms of Note and SPA both dated October 14, 2015, between CannaSys and EMA.

Under the SPA, if CannaSys entered into a future financing that contained terms more favorable to CannaSys than the terms of the Note and SPA, then the terms of the Note and SPA would be amended to provide EMA with the more favorable terms of the new financing. The amendment to the Note and SPA incorporated certain terms similar to another financing transaction that CannaSys recently completed, including raising the interest rate to 12%, increasing the lookback to 35-day, and other terms as set forth in the amendment.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

On January 24, 2016, CannaSys, Inc. issued a warrant to purchase 100,000 shares of its common stock to Consiglieri Inc. The warrant is fully vested with an exercise price of $0.23 per share. The warrant was delivered to Consiglieri Inc. on February 2, 2016, and was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Consiglieri Inc. is an "accredited investor" as defined in Rule 501(a) of Regulation D and confirmed the foregoing and acknowledged that the securities to be issued on the exercise of the warrant must be acquired and held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

On February 8, 2016, CannaSys, Inc. issued to Rachel Boulds a restricted stock grant for 25,000 fully vested shares of its common stock in consideration for Ms. Boulds' services to CannaSys. The stock grant was issued in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act of 1933, as amended, for transactions not involving any public offering. Ms. Boulds acknowledged that the securities were acquired and will be held for investment. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number*	Title of Document	Location

Item 10	Miscellaneous
10.35	Amendment to 10% Convertible Note and Securities Purchase Agreement dated February 9, 2016	Attached
_______________________________________
*	All exhibits are numbered with the number preceding the decimal indicating the applicable SEC reference number in Item 601 and the number following the decimal indicating the sequence of the particular document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNASYS, INC.

Dated: February 12, 2016	By:	/s/ Michael A. Tew
Michael A. Tew, Chief Executive Officer